Exhibit 10.14

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSIGNMENT AGREEMENT

BY AND BETWEEN

VIROBAY, INC.

AND

APPLERA CORPORATION

September 27, 2007

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”), effective as of September 27, 2007 (“Effective Date”), is by and between Virobay, Inc., a Delaware corporation having its principal place of business at 1490 Obrien Drive, Suite G, Menlo Park, CA 94025 (“Virobay”) and APPLERA CORPORATION, a Delaware corporation, by and through its CELERA GROUP having offices at 1401 Harbor Bay Parkway, Alameda, CA 94502 (“Celera”). Celera and Virobay are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Celera has conducted research directed to the discovery and development of small molecule cathepsin S inhibitors as therapeutic agents and has identified (i) a compound having the corporate identification CRA028129 on which Celera initiated a Phase 1 clinical trial, (ii) multiple small molecule cathepsin S inhibitors in various stages of preclinical development, and (iii) proprietary technologies and know-how relating to discovery and development of small molecule cathepsin S inhibitors as therapeutic agents;

WHEREAS, Celera assigned to Bayer Schering Pharma AG (successor in interest to Schering AG) pursuant to the Assignment Agreement by and between Applera and Schering AG, signed on June 20, 2006 (the “Schering Agreement”) certain intellectual property rights in and to its small molecule cathepsin S inhibitor program, including CRA028129;

WHEREAS, Bayer Schering Pharma AG assigned all rights to the Celera Patents (as defined below) to Celera as of August 22, 2007 and terminated the Assignment Agreement by notice dated August 2, 2007; and

WHEREAS, Virobay desires to acquire, and Celera wishes to sell to Virobay, all proprietary technologies and know-how owned or controlled by Celera or Applera that relate to its cathepsin S program, including but not limited to, intellectual property and know-how relating to (i) the small molecule inhibitor CRA028129 and all clinical trial data and results related thereto, (ii) multiple small molecule cathepsin S inhibitors in various stages of preclinical development, and (iii) discovery, manufacture and development of small molecule cathepsin S inhibitors, as a class, as therapeutic agents, on the terms and conditions set forth herein.

NOW THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms have the following meanings as used in this Agreement:

1.1 “Active Component” means any product other than an Assigned Product which performs an identifiable therapeutic or prophylactic function when combined with an Assigned Product.

1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.2 “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Celera or Virobay. For purposes of this definition, “control” means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through ownership of fifty percent (50%) or more of the voting securities of such Person, by contract or otherwise.

1.3 “Assigned Product” means any product

(a)	that comprises as an active ingredient a small molecule the principal mechanism of action of which is through inhibition of cathepsin S,

and

(b)	that the manufacture, use, sale, offer for sale or import of which is covered by an issued claim of a Celera Patent or a Derived Patent.

1.4 “Bulk Form” means (a) bulk active pharmaceutical ingredient, (b) with respect to biologics, bulk drug substance (whether formulated or not) of the applicable product, or (c) any pharmaceutical ingredient that as sold cannot be used or distributed without further processing, combination with other Active Components or inactive components or packaging into Dosage Form.

1.5 “Celera Deliverables” means the items listed on Exhibit 1.6.

1.6 “Celera Intellectual Property” means Celera Deliverables, Celera Patents and Celera Technology.

1.7 “Celera Patent(s)” means any and all Patents owned or Controlled by Celera or its Affiliates that claim Celera Technology, inducting without limitation, the Patents listed in Exhibit 1.7. In addition, subject to Section 13.11, Celera Patents will be deemed to include all Patents assigned and/or licensed to Celera by Schering AG and/or Bayer Schering Pharma AG pursuant to the Schering Agreement.

1.8 “Celera Programs” means the research activities conducted by Celera prior to the Effective Date directed to the discovery and development of small molecule inhibitors of cathepsin S as therapeutic agents.

1.9 “Celera Technology” means any and all Technology owned or Controlled by Celera as of the Effective Date that is directed solely to the Celera Programs. In addition, subject to Section 13.11, Celera Technology will include any Technology, if any, provided to Celera by its former assignee, Bayer Schering Pharma AG after the Effective Date and relating to any activities undertaken by Schering AG and/or Bayer Schering Pharma AG with respect to the discovery and development of small molecule inhibitors of cathepsin S as therapeutic agents, including any and all regulatory submissions or approvals.

1.10 “Combination Product” means a product that contains an Assigned Product and one or more other Active Components.

2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.11 “Commercialize” or “Commercialization” means those activities relating to the promotion, marketing and sale of Assigned Products or Combination Products and will include without limitation, Phase 4 clinical trials or equivalent clinical trials conducted following Regulatory Approval to market a pharmaceutical product.

1.12 “Commercially Reasonable Efforts” means the level of efforts and resources required to be expended in respect of an Assigned Product or a Combination Product in a sustained manner consistent with the efforts a similarly situated biopharmaceutical company would typically devote to a product of similar market potential, profit potential or strategic value resulting from its own research and development efforts, based on conditions then prevailing and taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary positions of the product, and the likelihood of regulatory approval. Commercially Reasonable Efforts will be determined on a country-by-country (each country including its territories) basis for a particular Assigned Product or a Combination Product, and it is anticipated that the level of effort will change over time reflecting changes in the status of the Assigned Product or the Combination Product and the country (including its territories) involved.

1.13 “Confidential Information” means all information received by either Party (“Receiving Party”) from the other Party (“Disclosing Party”) pursuant to this Agreement, other than that portion of such information or materials which the Receiving Party can establish by direct evidence:

(a) is publicly disclosed by the Disclosing Party, either before or after it becomes known to the Receiving Party;

(b) was known to the Receiving Party, without obligation to keep it confidential, prior to when it was received from the Disclosing Party;

(c) is subsequently disclosed to the Receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential;

(d) has been publicly disclosed other than by the Disclosing Party and without breach of an obligation of confidentiality with respect thereto; or

(e) has been independently developed by the Receiving Party without the aid, application or use of Confidential Information, as demonstrated by competent written proof.

Specific aspects or details of Confidential Information will not be deemed to be within the public knowledge or in the prior possession of the Receiving Party merely because the aspects or details of the Confidential Information are embraced by general disclosures in the public domain. In addition, any combination of Confidential Information will not be considered in the public knowledge or in the prior possession of the Receiving Party merely because individual elements thereof are in the public domain or in the prior possession of the Receiving Party unless the combination and its principles are in the public knowledge or in the prior possession of the Receiving Party. Confidential Information will include information received in confidence by the Disclosing Party from a Third Party. Prior to disclosure of such Third Party Confidential Information to the Receiving Party the Disclosing Party will determine that it has the right to

3.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

make such disclosure, advise the Receiving Party that the disclosure includes Third Party Confidential Information and provide the Receiving Party with the terms and conditions of any agreement between the Third Party and the Disclosing Party respecting such Third Party Confidential Information. Notwithstanding anything to the contrary herein, all Confidential Information, except to the extent publicly disclosed as of the Effective Date or thereafter disclosed by Virobay, relating solely to the Celera Programs or any Celera Intellectual Property will be deemed to be Confidential Information of Virobay, and Virobay shall be deemed the “Disclosing Party” and Celera shall be deemed the ‘‘Receiving Party’’ for purposes of any such Confidential Information.

1.14 “Control” means, with respect to Patents, Technology and other tangible and intangible property, possession of the ability to disclose, to license or to assign as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party and without any obligation to make payments to a Third Party for such disclosure, license or assignment. Where any disclosure, license or assignment of any Patents, Technology or other rights relating to the Celera Programs results in an obligation to make payments to Bayer Schering Pharma AG for such disclosure, license or assignment, such items will be deemed to be Controlled by Celera to the extent such items are obtained by Celera pursuant to Section 13.11.

1.15 “Derived Patent” means any and all Patents that claim Technology that is invented by an employee or agent of Virobay or its Licensee, in each case during the period commencing on the Effective Date and ending on the first anniversary of the Effective Date and that is (a) related to any small molecule the primary mechanism of action of which is the inhibition of cathepsin S (including, without limitation, all analogs, derivatives, isomers, positional isomers, radioisomers, anhydrides, prodrugs, metabolites and ester forms) and (b) invented through use of the Celera Intellectual Property.

1.16 “Dollar” means a United States dollar, and “$” will be interpreted accordingly.

1.17 “Dosage Form” means a pharmaceutical product that as sold is in individual dosage amounts and in the form approved for sale to end users.

1.18 “Drug Approval Application” means an application for Regulatory Approval required before clinical trials or commercial sale or use of an Assigned Product or a Combination Product as a drug or to treat a particular indication in a regulatory jurisdiction, including without limitation applications to expand the label of an approved drug.

1.19 “Effective Date” means the date set forth above in the first paragraph of this Agreement.

1.20 “EMEA” means the European Medicines Evaluation Agency or any successor agency thereof.

1.21 “EU” means the European Union as constituted on the Effective Date.

1.22 “First Commercial Sale” means, with respect to an Assigned Product or a Combination Product, the first sale to a Third Party of the Assigned Product or the Combination Product after Regulatory Approval has been obtained.

4.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.23 “FDA” means the United States Food and Drug Administration, or any successor thereto.

1.24 “Force Majeure” means any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, breakdown of plant, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative or any such government, inability to procure or use materials, labor, equipment, transportation, or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if and only if the Party affected used reasonable efforts to avoid such occurrence and to remedy it promptly if it occurred.

1.25 “GAAP” means United States generally accepted accounting principles.

1.26 “Licensee” means any Third Party to whom Virobay grants a license under or assigns the Celera Intellectual Property conveyed to Virobay pursuant to this Agreement.

1.27 “Losses” means suits, claims, actions, demands, liabilities, expenses and/or losses, including without limitation reasonable legal expenses and attorneys’ fees.

1.28 “Major EU Country” means any of United Kingdom, France, Germany, Spain or Italy.

1.29 “Net Sales” means

(a) all gross revenues recognized in accordance with GAAP from the arms-length sale or other disposition of Assigned Products by Virobay, its Affiliates or Licensees to a Third Party, less the following items:

(i) Trade, cash and quantity discounts actually allowed and taken directly with respect to such sales;

(ii) Tariffs, duties, excises and sales taxes imposed upon and paid directly with respect to such sales (reduced by any refunds of such taxes deducted in the calculation of Net Sales for prior periods);

(iii) Amounts repaid or credited by reason of rejections, defects, recalls or returns or because of chargebacks, refunds, rebates or retroactive price reductions;

(iv) Separately invoiced freight and shipping insurance expenses; and

(v) Invoiced amounts that are written off as uncollectible in accordance with Virobay’s accounting policies, as consistently applied over all of Virobay’s products, provided that the total amounts written off shall not exceed 2% of all amounts invoiced;

5.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The deductions set forth in clauses (i) through (v) above will be determined in accordance with GAAP, as consistently applied by Virobay across all of its products.

(b) A “sale” will include the transfer or other disposition of an Assigned Product for consideration other than cash, in which case such consideration will be valued at the fair market value thereof. In the event that an Assigned Product is sold either for consideration other than cash or as part of a bundled product, the Net Sales of such Assigned Product will be the greater of (i) the recognized amount attributable to the Assigned Product, or (ii) the average unit price of such Assigned Product in Dosage Form when sold (other than as part of a bundle) in cash transactions in such country. If Virobay, its Affiliates or Licensees do not separately sell such Assigned Product in such country, the Net Sales for such Assigned Product will be calculated based on the average unit price of such Assigned Product when sold (other than as part of a bundle) in cash transactions in Major Market Countries collectively.

(c) Amounts received by Virobay, its Affiliates or Licensees for the sale of Assigned Products among Virobay, its Affiliates and Licensees for resale will not be included in the computation of Net Sales hereunder. Distributors of Virobay selling Assigned Products will not be deemed to be Licensees of Virobay.

(d) If Virobay, its Affiliates or Licensees sell an Assigned Product in Bulk Form to a Third Party who is not a Licensee, for resale (and in such event such Third Party’s sales would not then constitute “Net Sales” of a Licensee ), then the amount to be included in the calculation of Net Sales arising from such sale by Virobay, its Affiliates or Licensees will be the amount that would have been recognized as gross revenue (minus the deductions set forth above) if such Assigned Product had been sold in Dosage Form, to be determined using the average units of Assigned Product in Dosage Form expected to be produced from the quantity of Assigned Product in Bulk Form sold and the average amount of gross revenue recognized by Virobay, its Affiliates or Licensees for the same Assigned Product in Dosage Form sold in the same country during the preceding three calendar months. If there have been no sales of the same Assigned Product in Dosage Form in the same country during the preceding three calendar months, the Parties will agree upon an amount for such Bulk Form sale which will not be less than a good faith determination of the amount invoiced by the Third Party upon resale of Assigned Product in Dosage Form obtained from the quantity of Assigned Products purchased in Bulk Form.

(e) In the event that, on a country by-country basis, an Assigned Product is sold in the form of a Combination Product, the Net Sales for such Combination Product will be calculated as follows:

(i) If Virobay, its Affiliates or Licensees separately sell, in such country, (x) Assigned Products as contained in such Combination Product and (y) other products containing as their sole active ingredient(s) the other Active Components in such Combination Product, the Net Sales attributable to such Combination Product will be calculated by multiplying actual Net Sales of the Combination Product (calculated in accordance with Section 1.28(a)-(d))

6.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

by the fraction A/(A+B) where: A is Virobay’s (or its Affiliates or Licensees, as applicable) average wholesale price during the period to which the Net Sales calculation applies to its three (3) largest distributors of the Assigned Product in such country, and B is Virobay’s (or its Affiliate’s or Licensee’s, as applicable) average wholesale price during the period to which the Net Sales calculation applies to its three (3) largest distributors in such country of products which contain as their sole active ingredient(s) the other Active Components in the Combination Product.

(ii) If Virobay, its Affiliates or Licensees separately sell, in such country, Assigned Products as contained in such Combination Product but do not separately sell, in such country, other products containing as their sole active ingredient(s) the other Active Components in such Combination Product, the Net Sales attributable to such Combination Product will be calculated by multiplying the Net Sales of such Combination Product (calculated in accordance with Section 1 .28(a)-(d)) by the fraction A/C where: A is Virobay’s (or its Affiliate’s or Licensee’s, as applicable) average wholesale price for the Assigned Product(s) as contained in such Combination Product during the period to which the Net Sales calculation applies to its three (3) largest distributors of an Assigned Product in such country, and C is Virobay’s (or its Affiliate’s or Licensee’s, as applicable) average wholesale price for the Combination Product during the period to which the Net Sales calculation applies to its three (3) largest distributors of the Combination Product in such country.

(f) If Virobay, its Affiliates or Licensees do not separately sell, in such country, Assigned Products, the Net Sales attributable to such Combination Product will be calculated by multiplying the Net Sales of such Combination Product (calculated in accordance with Section 1.28(a)-(d)) by the fraction D/D+E where D is the actual total cost of the Assigned Product(s) at the point of formulation into the Combination Product and E is the actual total cost of the other Active Component(s) in the Combination Product.

1.30 “New Drug Application” or “NDA” means (a) a FDA new drug application, biologics license application or its equivalent in the United States, or (b) any corresponding application to a Regulatory Authority in any country.

1.31 “Patent” means (a) an issued, unexpired patent (with the term “patent” being deemed to encompass, without limitation, an inventor’s certificate) in any country which has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof; (b) an application for a patent pending in any country, including without limitation any provisional, converted provisional, continued prosecution application, continuation, divisional or continuation-in-part thereof; any patents issuing therefrom; and any substitution, extension, registration, confirmation, reissue, reexamination, renewal or like filing thereof.

1.32 “Phase 3 Clinical Trial” means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of an Assigned Product or a Combination Product as a basis for a regulatory filing or that would otherwise satisfy requirements of 21 C.F.R. §312.21(c) in the United States, or its foreign equivalent.

7.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.33 “Regulatory Approval” means any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the distribution, use or sale of an Assigned Product or a Combination Product in a regulatory jurisdiction.

1.34 “Regulatory Authority” means any national (e.g., the FDA), supra-national (e.g., the EMEA) or other regulatory agency or governmental entity involved in the granting of Regulatory Approval for, or in the regulation of human clinical studies of, an Assigned Product or a Combination Product.

1.35 “Royalty” or “Royalties” means those amounts payable as royalties by Virobay to Celera pursuant to Section 6.3 of this Agreement.

1.36 “Technology” means any technical, scientific and business information, including all biological, chemical, pharmacological, toxicological, clinical, and assay information, data, analyses, discoveries, inventions, methods, techniques, improvements, concepts, designs, processes, formulae, specifications and trade secrets, whether or not patentable, including documents (which include paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM and any other media on which the foregoing information can be stored) containing any of the foregoing information.

1.37 “Third Party” means any entity other than Celera or Virobay or an Affiliate of either of them.

ARTICLE 2

ASSIGNMENT AND DELIVERY

2.1 Assignment to Virobay. Subject to the terms and conditions of this Agreement, Celera hereby sells, assigns, delivers, conveys and transfers to Virobay, its successors and assigns, the entire right, title and interest in and to all Celera Intellectual Property throughout the world, and all rights and privileges related thereto.

2.2 Delivery. On the Effective Date Celera shall deliver to Virobay all data, documentation, and other physical embodiments of the Celera Technology, in its possession.

ARTICLE 3

DEVELOPMENT

3.1 Development Efforts. Promptly after the Effective Date, Virobay will use Commercially Reasonable Efforts to develop and seek Regulatory Approval for at least one Assigned Product or a Combination Product in the United States, Japan or a Major EU Country.

3.2 Celera Assistance and Cooperation. At Virobay’s request, Celera will use commercially reasonable efforts to cause its officers, employees, agents, contractors, and others under its direction or control, to cooperate with Virobay in (a) assisting Virobay in filing or prosecuting any patent applications included in the Celera Patents or maintaining any patents

8.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

included in the Celera Patents, including without limitation the enforcement of such Celera Patents or any interference or other proceeding involving such Celera Patents (b) executing any further legal documents, including any further assignments, such as individual assignments for recordation in any governmental office, to evidence the assignment of the Celera Patents, and (c) performing all reasonable acts that may be necessary to complete the assignment of Celera’s interest in and to the Celera Intellectual Property.

3.3 Development Summaries. For so long as an Assigned Product or a Combination Product is being developed or Commercialized under this Agreement, Virobay will provide Celera with written summaries of all research, development, clinical, regulatory and commercialization activities using any Celera Intellectual Property or related to Assigned Products or Combination Products (“Development Summaries”). Virobay will provide Development Summaries on a semi-annual basis during the first [* * *] years after the Effective Date and on an annual basis thereafter. All such Development Summaries will be Confidential Information of Virobay.

ARTICLE 4

REGULATORY

4.1 Regulatory Filings. As of the Effective Date, Virobay shall have the sole right to file, in its own name, and will own any and all Drug Approval Applications for Assigned Products or Combination Products.

4.2 Applications for Regulatory Exclusivity. The Parties recognize that exclusivity rights granted or provided for under regulatory laws of any country may be commercially significant to Assigned Products or Combination Products. To the extent permitted by law, as between the Parties, Virobay has the exclusive right to file for, request and maintain any regulatory exclusivity rights for any and all Assigned Products or Combination Products, including without limitation, regulatory exclusivity rights based upon an orphan drug designation of an Assigned Product or a Combination Product, and to conduct and prosecute any proceedings or actions to enforce such regulatory exclusivity rights.

ARTICLE 5

COMMERCIALIZATION

5.1 Pricing. Virobay shall have the sole right to determine in its sole discretion the pricing, discounting policy and other commercial terms relating to Assigned Products or Combination Products.

5.2 Commercial Diligence. Upon receipt of Regulatory Approval for an Assigned Product or a Combination Product in any country, Virobay will use Commercially Reasonable Efforts to Commercialize such Assigned Product or Combination Product in the countries for which Regulatory Approval is obtained.

9.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 6

CONSIDERATION

6.1 Fee. Within [* * *] days after the Effective Date, Virobay will pay Celera a fee of Three Million Dollars ($3,000,000) in cash by wire transfer of immediately available funds into an account designated by Celera. The fees paid pursuant to this Section 6.1 will be nonrefundable and non-creditable against Royalties due Celera pursuant to this Agreement or against any other fees, milestone payments or other payments due Celera under this Agreement.

6.2 Product Milestones. Virobay will pay to Celera one-time milestone payments as set forth in this Section 6.2 within [* * *] days after the first achievement of the corresponding milestone for the first Assigned Product to reach such milestone by Virobay, its Affiliates or Licensees. Such payment will be made in Dollars by wire transfer of immediately available funds into an account designated by Celera. No milestone payment will be payable more than once, no matter how many times achieved by a single Assigned Product or multiple Assigned Products; for example, if the first [* * *], and the fee of $[* * *] has been paid, but such [* * *], and a second [* * *], no milestone shall be due upon [* * *], but shall be due and owing upon [* * *]. Such milestone payments will be nonrefundable and non-creditable against Royalties payable pursuant to Sections 6.3 and 6.5, and any other fees, milestone payments or other payments due Celera under this Agreement.

Milestone Event	Milestone Payment Amount (Dollars)
1. [* * *]	$	[* * *]
2. [* * *]	$	[* * *]
3. [* * *]	$	[* * *]
4. [* * *]	$	[* * *]
5. [* * *]	$	[* * *]
6. [* * *]	$	[* * *]

10.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Milestone Event	Milestone Payment Amount (Dollars)
7. [* * *]	$	[* * *]
8. [* * *]	$	[* * *]
9. [* * *]	$	[* * *]
10. [* * *]	$	[* * *]
11. [* * *]	$	[* * *]
12. [* * *]	$	[* * *]
13. [* * *]	$	[* * *]
14. [* * *]	$	[* * *]

Total	$	[* * *]

If any Milestone Event described in Section 6.2 is achieved with respect to an Assigned Product prior to payment to Celera hereunder of any previously listed Milestone Payment described in Section 6.2, respectively, with respect to such Assigned Product , then upon payment to Celera hereunder of the applicable Milestone Payment, Virobay additionally will pay to Celera all previously listed Milestone Payments described in Section 6.2 with respect to such Assigned Product which have not previously been paid to Celera hereunder.

A Major Indication is one that refers, or relates, to a distinct disease (for example, multiple sclerosis (MS), psoriasis, or rheumatoid arthritis). Subtypes of a disease (for example, relapsing remitting MS and secondary progressive MS), or different lines of treatment of a disease (such as first line vs. second line treatment) will not be considered distinct Major Indications, but will be considered to be part of one and the same Major Indication.

11.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The foregoing reflects the general principles to be observed in determining Major Indications. In assisting in the determination of Major Indications reference may be made to the International Statistical Classification of Diseases and Related Health Problems 10th Revision Version for 2006 (ICD-10) (at http://www3.who.int/icd/currentversion/fr-icd.htm), however such reference will not be determinative, and shall be for guidance only.

6.3 Royalties.

(a) Subject to the terms and conditions of this Agreement, Virobay will pay Celera a tiered Royalty in accordance with the following table on worldwide Net Sales by Virobay, its Affiliates and its Licensees of each Assigned Product or Combination Product the manufacture, sale or use of which is covered by a valid claim of a Celera Patent or Derived Patent,:

Total Net Sales of such Assigned Product or Combination Product in a Calendar Year	Percent of Net Sales
[* * *] to $[* * *]	[* * *]	%
$[* * *] to $[* * *]	[* * *]	%
Above $[* * *]	[* * *]	%

(b) Notwithstanding Section 6.3(a), where such Assigned Product or Combination Product is covered only by a Derived Patent and not a Celera Patent, such royalty rate shall be [* * *] that provided above in Section 6.3(a).

(c) where such Assigned Product or Combination Product is covered only by a Derived Patent and not a Celera Patent, and such Derived Patent claims Technology that is invented by an employee or agent of a Licensee (a “Licensee Derived Patent”) and such Licensee has [* * *] on sales of such Assigned Product or Combination Product, [* * *]; provided, however, that Virobay shall [* * *].

6.4 Term of Royalties. Virobay’s obligations to pay Royalties under Section 6.3 will commence with respect to a given country upon the First Commercial Sale of an Assigned Product or a Combination Product in such country and continue, on an Assigned Product-by-Assigned Product or a Combination Product-by-Combination Product and country-by-country basis, until the expiration of the last-to-expire valid claim of an issued and enforceable Celera Patent and Derived Patent that covers the manufacture, use, sale, offer for sale or import of such Assigned Product or Combination Product in such country.

12.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.5 Royalty Payments and Reports. All Royalties payable to Celera under this Agreement will be paid in Dollars by wire transfer of immediately available funds into an account designated by Celera within [* * *] days after the end of each calendar quarter, except as otherwise specifically provided herein. Each payment of Royalties owing to Celera will be accompanied by a statement, certified by an executive officer of Virobay as accurate to the best of its ability consistent with Virobay’s standard practices in performing such computations and in accordance with GAAP, on a country-by-country basis, setting forth (a) the amount of gross sales of Assigned Products and, if applicable, Combination Products in such quarter, (b) any deductions from such amount of gross sales as permitted pursuant to Section 1.30, (c) a calculation of Net Sales of each Assigned Product and, if applicable, Combination Product for such quarter, (d) the amount of aggregate worldwide Net Sales of Assigned Product and, if applicable, Combination Product on a cumulative per year basis for the current year, and (e) the amount of Royalty due on Net Sales during such quarter.

6.6 Records; Royalty Audit. Virobay will keep or cause to be kept such records as are necessary to determine, in a manner consistent with GAAP, the accuracy of calculations of all sums or credits due to Celera under this Agreement. Such records will be retained for no less than a [* * *] year period following the year in which a payment was made hereunder. Once per calendar year, Celera may engage, at its own expense, an independent certified public accountant appointed by Celera and reasonably acceptable to Virobay, to examine, in confidence, the records of Virobay as may be necessary to determine, with respect to any calendar year, the correctness or completeness of any report or payment required to be made under this Agreement. The report of such accountant will be limited to a certificate verifying any report made or payment submitted by Virobay during such period but may include, in the event the accountant is unable to verify the correctness of any such payment, information relating to why such payment is unverifiable. All information contained in any such certificate will be Confidential Information of Virobay hereunder. If any audit performed under this Section 6.8 discloses an underpayment, Virobay will promptly remit to Celera the underpaid amount, plus interest as provided in Section 6.12 and, if the underpayment is more than [* * *] from the amount of the original report, Royalty or payment calculation, Virobay will reimburse Celera for the full cost of the performance of such audit.

6.7 Taxes. Celera will be responsible for any and all taxes levied on account of amounts it receives under this Agreement. If Virobay is required by law, rule or regulation to withhold taxes from such types of payments due Celera hereunder, Virobay will (a) deduct those taxes from the remittable amount, (b) pay the taxes to the proper taxing authority, and (c) send original copies of all official receipts evidencing such tax obligation together with written evidence of payment to Celera within [* * *] business days following such payment. In the event of any such withholding, the Parties agree to confer regarding other reasonable, lawful measures to minimize such withholding.

6.8 Blocked Currency. In any country where conversion of the local currency is blocked and such currency cannot be removed from the country, Virobay will make payments of any Royalties due hereunder in respect of Net Sales of Assigned Products or Combination Products in such country in local currency by depositing such amount to an interest-bearing account in the name of Celera, in a bank within such country designated by Celera.

13.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.9 Foreign Exchange. For the purpose of computing the Net Sales for sale or other distribution of Assigned Products and, if applicable, Combination Products in a currency other than Dollars, such currency will be converted into Dollars at the average rate of exchange for buying Dollars as available from the on-line edition of the Wall Street Journal (at http://www.interactive.wsj.com) for the calendar quarter in which such sales or other distributions were made.

6.10 Late Payments. Any amounts not paid by Virobay when due under this Agreement will be subject to interest from and including the date payment is due through and including the date upon which Virobay has made a wire transfer of immediately available funds into an account designated by Celera at a rate equal to the sum of [* * *] plus the annual prime rate or successive annual prime rates of interest quoted in the Money Rates section of the on-line edition of the Wall Street Journal (at http://www.interactive.wsj.com) calculated daily on the basis of a 365-day year.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Prosecution of Patents. As of the Effective Date, Virobay will bear the sole responsibility and costs for prosecuting and maintaining all Celera Patents, using patent counsel of Virobay’s choice, including any such out-of-pocket costs that remain unpaid and were accrued by Celera on or after the Effective Date. Such costs that remain unpaid and were accrued on or after the Effective Date shall be either reimbursed by Virobay to Celera, or paid directly to Celera’s patent counsel, as directed by Celera. Celera, upon request, will provide reasonable assistance to Virobay in the prosecution and maintenance of any Celera Patents. In the event that Virobay elects not to continue to prosecute or maintain any patent or patent application within Celera Patents, Virobay will give timely notice to Celera, and Celera, at its sole discretion and expense, may elect to continue to prosecute or maintain such patent or patent application and, in such an event, Virobay will assign to Celera all right, title and interest in and to all such patents or patent applications.

7.2 Infringement of Patents by Third Parties. Virobay will use commercially reasonable efforts to enforce the Celera Patents, as and to the extent consistent with its business objectives. Virobay has the sole right to enforce the Celera Patents against Third Parties and to defend the Celera Patents against any challenge. Celera will reasonably assist and cooperate in any such enforcement or defense. Virobay will bear all costs and expenses (including attorneys’ fees) incurred by either Party after the Effective Date] to carry out the activities described in this Section 7.2. Recoveries in any actions under this Section 7.2 will first be used to reimburse each Party’s costs and expenses (including attorneys’ fees) for such action. After the reimbursement of costs and expenses (“Net Recovery”), Virobay will pay to Celera out of Net Recovery an amount equal to [* * *].

14.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.3 Infringement of Third Party Rights

(a) Notice. Each Party will promptly notify the other upon becoming aware of any Third Party claim or action against Virobay and/or Celera for infringement of any Third Party Patent based on Assigned Products.

(b) Defense. Virobay will defend any action which names Virobay and which claims the infringement of any Third Party Patent through the making, using, selling, offer for sale or importing an Assigned Product or a Combination Product after the Effective Date. If necessary and at Virobay’s expense, Celera will assist and cooperate with Virobay in any such defense. Virobay will bear all costs and expenses (including attorneys’ fees) and pay all damages and settlement amounts arising out of or in connection with any such action. Virobay will have sole control over the defense of any such action, including the settlement thereof.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a) Corporate Existence and Power. As of the Effective Date, it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to make the assignments hereunder.

(b) Authority and Binding Agreement. As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (iii) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c) No Conflict. As of the Effective Date, the execution, delivery and performance of this Agreement by such Party does not conflict with, and would not result in a breach of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(d) Validity. As of the Effective Date, it is aware of no action, suit, inquiry or investigation instituted by any Third Party which questions or threatens the validity of this Agreement.

8.2 Mutual Covenants. Each Party hereby covenants to the other Party as follows:

(a) No Misappropriation. It will not knowingly misappropriate the trade secret of a Third Party in its activities to develop or Commercialize Assigned Products.

15.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) No Debarment. In the course of the development and manufacture of Assigned Products, such Party will not knowingly use and will not have knowingly used any employee or consultant who is or has been debarred by the FDA or Regulatory Authorities, or, to the best of such Party’s knowledge, is or has been the subject of debarment proceedings by the FDA or Regulatory Authorities.

(c) No Conflict. It will not knowingly enter into any agreement with any Third Party that is in conflict with this Agreement, and will not take any action that would in any way prevent it from performing its obligations or granting the rights granted to the other Party under this Agreement in any material respect.

8.3 Representations, Warranties and Covenants of Virobay.

(a) Expertise. In entering into this Agreement, Virobay has relied upon the representations and warranties of Celera in Article 8 and its own scientific and commercial experience and its own analysis and evaluation of both the scientific and commercial value of the Assigned Products.

(b) Compliance by Virobay. Virobay covenants to comply with all laws, statutes, regulations and guidance of Regulatory Authorities applicable to the development, manufacture and Commercialization of the Assigned Products or Combination Products in an applicable country.

8.4 Representations and Warranties of Celera. Celera hereby represents and warrants to Virobay as follows:

(a) (i) the Celera Patents have been assigned to Celera by Bayer Schering Pharma AG, (ii) the Schering Agreement has been irrevocably terminated with the effect that, Celera is the sole owner of all right, title and interest in all Celera Intellectual Property that was previously assigned to Bayer Schering Pharma AG, including without limitation all of the patents and patent applications listed on Exhibit 1.7 and (iii) Celera has obtained all assignments necessary from its employees with respect to the inventions claimed in the Celera Patents. Copies of documents evidencing items (i) and (ii) above are attached as Exhibit 8.4.

(b) Except otherwise provided for in Section 7.1, all fees payable to any governmental authority in respect of the Celera Patents have been paid through the Effective Date and, to the best of Celera’s knowledge, Celera has complied with all applicable laws in connection with the submission, filing and maintenance of such Celera Patents.

(c) No covenant not to sue or license has been granted to any Third Party to make, have made, use, develop, import, imported, export, sell or have sold any product and/or process under any Celera Intellectual Property.

(d) To the best of Celera’s knowledge, there have been no claims or judicial proceedings concerning any of the Celera Intellectual Property and no such claims have been threatened.

16.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) None of the Celera Intellectual Property is subject to any lien or other encumbrance and there is no other contract, agreement, or other arrangement between Celera or Applera and any Third Party with respect to the Celera Intellectual Property, in whole or in part.

(f) To the best of Celera’s knowledge, Celera has not, in the course of the development and manufacture of Assigned Products, used any employee or consultant who is or has been debarred by the FDA or Regulatory Authorities, or, to the best of such Celera’s knowledge, is or has been the subject of debarment proceedings by the FDA or Regulatory Authorities.

8.5 Disclaimer. Except as otherwise set forth in this Article 8, nothing in this Agreement will be construed as:

(a) a warranty or representation by Celera as to the validity, enforceability or scope of any Celera Patent; or

(b) a warranty or representation that anything made, used, sold, or otherwise disposed of pursuant to this Agreement is or will be free from infringement of Patents or other intangible rights of Third Parties; or

(c) a requirement that Celera or Virobay must file any patent application, secure any Patent, or maintain any Patent in force; or

(d) an obligation on Cetera or Virobay to bring or prosecute actions or suits against Third Parties for infringement of the Celera Patents; or

(e) granting by implication, estoppel, or otherwise, any license or rights under patents, trade secrets, know-how, copyrights, or other intangible rights of Celera other than the Celera Intellectual Property; or

(f) an obligation to furnish any manufacturing or technical information beyond that under Section 3.2 or as otherwise assigned under Section 2.1.

8.6 EXCEPT AS OTHERWISE SET FORTH IN THIS ARTICLE 8, CELERA MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY VIROBAY, ITS AFFILIATES, ITS LICENSEES, OR THEIR CUSTOMERS OR TRANSFEREES, OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS ASSIGNED UNDER THIS AGREEMENT.

8.7 EXCEPT AS OTHERWISE SET FORTH IN THIS ARTICLE 8, CELERA MAKES NO OTHER WARRANTIES, GUARANTEES, OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE AND EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES WITH RESPECT TO THE USEFULNESS OR FREEDOM FROM DEFECTS OF THE ASSIGNED PRODUCTS, INCLUDING, BUT NOT LIMITED TO, (A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS, (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE IN THE TRADE, AND (C) INFRINGEMENT OF THIRD PARTY INTANGIBLE PROPERTY RIGHTS.

17.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification by Cetera. Celera hereby agrees to defend, hold harmless and indemnify (collectively “Indemnify”) Virobay, its Affiliates, and their respective agents, directors, officers and employees (the “Virobay Indemnitees”) from and against any and all Losses arising out of any Third Party claims to the extent resulting out of or arising from: (i) any of Celera’s representations and warranties set forth in this Agreement being untrue in any material respect when made, (ii) any material breach or material default by Celera of its material covenants and material obligations under this Agreement, or (iii) the conduct of the Celera Programs prior to the Effective Date. To be eligible to be so Indemnified, the Virobay Indemnitees will provide Celera with prompt notice of any claim giving rise to the indemnification obligation pursuant to this Section 9.1; provided that Celera will be relieved of its obligations only if the failure by the Virobay Indemnitee to deliver prompt notice is prejudicial to its ability to defend such action. Each Virobay Indemnitee will provide Celera with the exclusive ability to defend such claim (with the reasonable cooperation of Virobay Indemnitees), subject to Virobay’s right to participate in and have counsel selected by it participate, at Virobay’s expense. Virobay may not settle any claim under this Section 9.1 without Celera’s prior written consent. Celera’s obligation to Indemnify the Virobay Indemnitees pursuant to this Section 9.1 will not apply to the extent of any Losses (i) that arise from the negligence or intentional misconduct of any Virobay Indemnitee; or (ii) that arise from Virobay’s material breach of this Agreement; or (iii) for which Virobay is obligated to Indemnify the Celera Indemnitees pursuant to Section 9.2 of this Agreement.

9.2 Indemnification by Virobay. Virobay hereby agrees to Indemnify Celera, its Affiliates, and their respective agents, directors, officers and employees (the “Celera Indemnitees”) from and against any and all Losses arising out of any Third Party claims to the extent resulting out of or arising from: (i) any of Virobay’ s representations and warranties set forth in this Agreement being untrue in any material respect when made, (ii) any material breach or material default by Virobay of its material covenants or material obligations under this Agreement, or (iii) the making, having made, using, selling, having sold, offering for sale, or import and/or otherwise distributing of Assigned Products or Combination Products by, on behalf of, or under the authority of Virobay, its Affiliates or any of its Licensees (including, without limitation, any Losses arising from, relating to, or based upon any claim by a Third Party that an Assigned Product or a Combination Product was or is unsafe, unfit or otherwise deficient in quality or condition, or an Assigned Product or a Combination Product caused any death or personal injury of any kind, including but not limited to any death or personal injury occurring during the conduct of any clinical trial by, on behalf of, or under the authority of Virobay, its Affiliates or Licensees). To be eligible to be Indemnified as described above in this Section 9.2, the Celera Indemnitees will provide Virobay with prompt notice of any claim giving rise to the indemnification obligation pursuant to this Section 9.2; provided that Virobay will be relieved of its obligations only if the failure by the Celera Indemnitee to deliver prompt notice is prejudicial to its ability to defend such action. Each Celera Indemnitee will provide Virobay with the exclusive ability to defend such claim (with the reasonable cooperation of Celera Indemnitees), subject to Celera’s right to participate in and have counsel selected by it participate, at Celera’s expense. Celera will not settle any claim under this Section 9.2 without Virobay’s prior written

18.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

consent. Virobay’s obligation to Indemnify the Celera Indemnitees pursuant to this Section 9.2 will not apply to the extent of any Losses (i) that arise from the negligence or intentional misconduct of any Celera Indemnitee, or (ii) for which Celera is obligated to Indemnify the Virobay Indemnitees pursuant to Section 9.1 of this Agreement, or (iii) that arise from any material breach by Celera of this Agreement.

9.3 Insurance. Prior to the first administration of an Assigned Product or Combination Product in a human clinical trial, Virobay, its Affiliates or Licensees, at its own expense, will procure one or more insurance policies adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated, or in the case of a Licensee, will self-insure to cover such obligations. Virobay, its Affiliates, or Licensees (as appropriate) will carry comprehensive general liability, property damage, and product liability insurance with a minimum insurance limit of [* * *]. Each insurance policy required by, and procured under, this Section 9.3 by Virobay will name Celera as an additional insured. The existence of such insurance will not limit the insuring Party’s liability with respect to its indemnification obligations under this Article 9. Virobay will provide Celera with written evidence of such insurance upon request. Virobay will provide Celera with written notice at least [* * *] days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of Celera hereunder.

9.4 Limitation of Liability. NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES AND LICENSEES WILL BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE INCURRED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO DAMAGES MEASURING LOST PROFITS OR BUSINESS OPPORTUNITIES. NOTWITHSTANDING THE FOREGOING, (A) THE FOREGOING LIMITATIONS WILL NOT APPLY TO DAMAGES ARISING FROM A BREACH OF ARTICLE 10, AND (B) AMOUNTS PAID BY A PARTY TO A THIRD PARTY AS SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE WILL BE DEEMED DIRECT DAMAGES AND REIMBURSED BY THE OTHER PARTY TO THE EXTENT SUCH OTHER PARTY IS REQUIRED TO INDEMNIFY SUCH FIRST PARTY PURSUANT TO THE INDEMNIFICATIONS OF SECTION 9.1 OR 9.2.

ARTICLE 10

CONFIDENTIALITY

10.1 Treatment of Confidential Information. The Parties agree that for a period of [* * *] years after the Effective Date, a Receiving Party must (a) maintain in confidence the Disclosing Party’s Confidential Information to the same extent the Receiving Party maintains its own proprietary information of similar kind and value (but at a minimum each Party will use commercially reasonable efforts to maintain Confidential Information in confidence); (b) not disclose such Confidential Information to any Third Party without prior written consent of the Disclosing Party; and (c) not use such Confidential Information for any purpose except those purposes permitted by this Agreement.

19.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2 Authorized Disclosure. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information of the other Party:

(a) to the extent and to the persons and entities as required by an applicable law, rule, regulation, legal process, court order or the rules of the National Association of Securities Dealers or of a Regulatory Authority; or

(b) to the extent reasonably necessary to file or prosecute patent applications pursuant to Section 7.1 of this Agreement, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement;

provided, however, that the Receiving Party required or intending to disclose the Disclosing Party’s Confidential Information under Sections 10.2(a) or (b) will first give prompt notice to the Disclosing Party to enable it to seek any available exemptions from or limitations on such disclosure requirement and will reasonably cooperate in such efforts by the Disclosing Party.

10.3 Publicity; Terms of Agreement. The Parties agree that the existence of and the material terms of this Agreement are Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 10.3 (in lieu of the authorized disclosure provisions set forth in Section 10.2, to the extent of any conflict) and without limiting the generality of the definition of Confidential Information set forth in Section 1.13. A Party will not be required to seek the permission of the other Party to repeat any information as to the terms of this Agreement that have already been publicly disclosed by such Party in accordance with the terms of this Agreement or by the other Party. Either Party may disclose the terms of this Agreement to actual or potential investors, collaborators, licensees or commercial partners who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 10. The Parties acknowledge that Celera and/or Virobay may be obligated to file a copy of this Agreement with the U.S. Securities and Exchange Commission with its next quarterly report on Form 10-Q, annual report on Form 10-K or current report on Form 8-K or with any registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended and each such Party will be entitled to make such filing, provided that it requests confidential treatment of the more sensitive terms hereof to the extent such confidential treatment reasonably available to the filing Party under the circumstances then prevailing. In the event of any such filing, the filing Party will provide the non-filing Party with an advance copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and will reasonably consider the non-filing Party’s timely comments thereon.

ARTICLE 11

TERM

11.1 Term. The terms and conditions of this Agreement will commence on the Effective Date and will continue in full force and effect until the expiration of last to expire of Virobay’s obligations to pay Royalties pursuant to Section 6.3; provided that the assignment provided for in Section 2.1 shall survive any such termination.

20.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.2 Material Breach. In the event of any material breach of any provision of this Agreement by either Party, the other Party will have all rights and remedies available at law or in equity subject to Article 12.

ARTICLE 12

DISPUTE RESOLUTION

12.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising from, concerning or in any way relating to this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 12.1 if and when a dispute arises under this Agreement. The Parties will undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties are unable to resolve such dispute, either Party may, by written notice to the other Party, have any dispute between the Parties remaining unresolved after [* * *] days referred to their respective executive officers designated below or their designees or successors for attempted resolution by good faith negotiations within [* * *] days after such notice is received. Such designated officers are as follows:

For Virobay:	[* * *]

For Celera:	President, the Celera Group of Applera Corporation

If the designated officers are not able to resolve such dispute within such [* * *] day period, either Party may at any time thereafter pursue any legal or equitable remedy available to it. Notwithstanding the above, either Party will be entitled at all times and without delay to seek equitable relief and disputes regarding patent rights shall be subject to Section 12.3. The Parties agree that all discussions and negotiations conducted pursuant to this Section 12.1, and any documents exchanged during any such discussions or negotiations, will be treated as if subject to Rule 408, Federal Rules of Evidence.

12.2 Governing Law; Judicial Resolution. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, or breach of this Agreement and any remedies relating thereto, will be governed by and construed under the substantive laws of the State of California, as applied to agreements executed and performed entirely in the State of California by residents of the State of California, without regard to conflicts of law rules. The exclusive jurisdiction for any dispute arising under this Agreement will be a state or federal court of competent jurisdiction in California.

12.3 Patent Dispute Resolution. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights claiming the use or sale of any Assigned Product will be submitted to a court of competent jurisdiction in which such patent rights were granted or arose. Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any United States patent rights covering the use or sale of any Assigned Product will be submitted to a court of competent jurisdiction in the State of California.

21.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 13

MISCELLANEOUS

13.1 Entire Agreement; Amendment. This Agreement (including all Exhibits) and the Confidential Disclosure Agreement dated November 8, 2005, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

13.2 Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party uses reasonable efforts to remove the condition. Incidents of Force Majeure will not excuse the mere payment of money.

13.3 Notices. Any notice required or permitted to be given under this Agreement must be in writing, must specifically refer to this Agreement and will be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered, or if sent by facsimile, electronic transmission confirmed. Unless otherwise specified in writing, the mailing addresses of the Parties are as described below.

For Celera:	Celera Genomics
1401 Harbor Bay Parkway
Alameda, CA 94502
Attn: Legal Department
Facsimile: [* * *]

With a Copy to:	Applera Corporation
301 Merritt 7
Norwalk, Connecticut 06851
Attn: General Counsel
Facsimile: [* * *]

For Virobay:	Virobay, Inc.
c/o TPG Ventures
345 California Street, Suite 2600
San Francisco, CA 94104
Attn: [* * *]
Facsimile: [* * *]

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With a Copy to:	Cooley Godward LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94301
Attn: [* * *]
Facsimile: [* * *]

13.4 Maintenance of Records. Each Party will keep and maintain all records required by law or regulation with respect to Assigned Products and will make copies of such records available to the other Party upon request.

13.5 No Strict Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party.

13.6 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to Affiliates or to an entity that acquires all or substantially all of the business of such Party related to this Agreement, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. This Agreement will be binding on the successors and assigns of the assigning Party, and the name of a Party appearing herein will be deemed to include the name(s) of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 13.6 will be null and void and of no legal effect. Celera may assign its right of payments under this Agreement without the prior approval of Virobay.

13.7 Performance by Affiliates and Licensees. Each of Celera and Virobay acknowledge that obligations under this Agreement may be performed by Affiliates of Celera and Virobay or Virobay’s Licensees. Wherever in this Agreement the Parties delegate responsibility to Affiliates or Licensees, the Parties agree that such entities may not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.

13.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.9 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties must make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

23.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.10 Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

13.11 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. If Celera is offered Control of any Celera Patents or Celera Technology pursuant to the Schering Agreement after the Effective Date, Celera shall so inform Virobay in writing, and Virobay shall have the right to elect whether or not to obtain all of Celera’s rights in such Patent, Technology or other intellectual property right pursuant to the terms of the Schering Agreement; provided that such actions will be at Virobay’s sole expense and at no expense to Celera and that Celera will have no liability to any Third Party in connection therewith. If Celera obtains Control of any such Patents or Celera Technology, whether pursuant to the preceding sentence or otherwise, Celera will transfer such items to Virobay, at Virobay’s expense. Celera will use commercially reasonable efforts to provide all cooperation, assistance and access to data reasonably requested by Virobay to effect transfer of the Celera Technology, including without limitation, to the extent Controlled by Celera, originals of laboratory and other notebooks and related materials, invention disclosures, patent applications and other documents that would be useful or required in prosecuting, maintaining and enforcing Celera Patents.

13.12 Independent Contractors. The relationship between Virobay and Celera created by this Agreement is one of independent contractors and neither Party will have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

13.13 Use of Name. No right, express or implied, is granted to either Party by this Agreement to use in any manner any trademark, trade name or logo of the other Party, including the names “Celera”, “Applera”, and “Virobay”, without the prior written consent of the owning Party.

13.14 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time

24.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives.

APPLERA CORPORATION THROUGH ITS CELERA GROUP		VIROBAY, INC.

By:	/s/ Joel R. Jung	By:	/s/ Heather Preston M.D.

Print Name:	Joel R. Jung	Print Name:	Heather Preston M.D.

Title:	Assistant Controller, Applera Corporation V.P. Finance, Celera Corporation	Title:	Chief Executive Officer

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 1.6

CELERA DELIVERABLES

[* * *]

[* * *]

26

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 1.7

CELERA PATENTS

Celera Ref. No.	U.S. Prov. Appl. No.	PCT Appl. No.	Natl.
[* * *]	[* * *] [* * *]	[* * *]	[* * *]
[* * *]		[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]		[* * *]	[* * *]
[* * *]		[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]		[* * *]	[* * *]
[* * *]		[* * *]	[* * *]
[* * *]		[* * *]
[* * *]		[* * *]	[* * *]
[* * *]		[* * *]	[* * *]
[* * *]		[* * *]	[* * *]
[* * *]		[* * *]	[* * *]

[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 8.4

Documents evidencing transfer of Celera Patents to Celera and termination of the Schering Agreement

[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

5

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

6

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

7

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

8

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

9

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

10